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                                                                    EXHIBIT 10.2

                                                               December __, 1994



     Reference is made to the Agreement to Purchase Securities and Claims, dated the date hereof, between __________ and TLMD Partners II, L.L.C. (the "Agreement"). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Agreement.

     The parties are entering into this letter agreement ("Letter Agreement") to induce Purchaser to enter into and perform its obligations under the Agreement. The obligations of Seller under this Letter Agreement are irrevocable and, except as expressly provided in this Letter Agreement, absolutely unconditional.

     If at any time and from time to time prior to 365 days from the consummation date of the Plan (the "Protection Period"), Purchaser shall have completed a sale (a "Subject Sale") of any of the Distribution Stock in a bona fide arms-length cash sale to an unaffiliated third party at a per share price of less than $10.00, (which per share price shall be appropriately adjusted for subdivisions or stock splits of Distribution Stock into a greater number of shares, for combinations and reverse stock splits of Distribution Stock into a smaller number of shares, and shall be fairly and equitably adjusted in the case of any reclassification of Distribution Stock into a different class or series of Debtor capital stock or any distribution of Debtor capital stock on and in respect of the Distribution Stock, but excluding a conversion of Debtor's Series B Common Stock into Series A Common Stock), Seller agrees to pay to Purchaser the amount by which the total sale proceeds for all shares of Distribution Stock sold by Purchaser during the Protection Period (adjusted in accordance with Page 2, Paragraph 1, hereinbelow) is less than the product of (i) $10.00 (adjusted as aforesaid) and (ii) the total number of shares of Distribution Stock sold by Purchaser during the Protection Period ("Protection Amount"). After the earlier of (i) the sale of all of the shares of Purchaser's Distribution Stock or (ii) the expiration of the Protection Period, Seller shall remit as and subject to the provisions of this Agreement to the
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Purchaser an amount equal to the Protection Amount.  Distribution Stock shall include securities, cash or other property, or any combination thereof received in exchange for Distribution Stock in a merger, consolidation or similar corporate transaction, with fair and equitable adjustment of the $10.00 price referred to above.

     Purchaser agrees that it will not purchase any securities that could be considered Distribution Stock as contemplated by the preceding paragraph within 90 days after any Subject Sale.

     Purchaser agrees that Seller's obligations pursuant to the above paragraph are subject only to the following terms (in addition to compliance by Purchaser with its obligations hereunder):

               1. The purchase price received by Purchaser shall be reduced by customary commissions and brokerage fees incurred by or on behalf of Purchaser pursuant to any such sale transaction.

               2. Seller shall not be obligated to pay any amount pursuant to this letter agreement for shares of Common Stock sold by Purchaser not constituting Distribution Stock, it being agreed that if Distribution Stock is Series B Common Stock and is converted into shares of Series A Common Stock, such shares of Series A Common Stock shall be treated as Distribution Stock for all purposes of this Agreement.

               3. Purchaser shall segregate Distribution Stock from all other securities of the Company (or any successor) held by it. Purchaser shall provide Seller such information as it may reasonably request relating to compliance by Purchaser with the terms of this Agreement.

               4. Purchaser shall represent and warrant to Seller that, with respect to any Subject Sale, (1) only Distribution Stock has been sold, (2) the amount to be paid is consistent with the provisions of this Agreement and (3) the purchase price

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                    received by Purchaser is the only consideration or other
                    benefit received or to be received directly or indirectly by Purchaser or its affiliates for or in respect of such sale. It shall be presumed that such representation and warranty is accurate, but such presumption may be rebutted by Seller with specific information to the contrary.

               5. Purchaser shall notify Seller in writing of all permitted transfers of any rights hereunder within five days of the date of such transfer (and in such notice will represent the total Protection Amount previously claimed) or such transfer shall be void and no further transfers permitted.

               6. The aggregate amount payable by Seller (whether to Purchaser or any permitted transferee) pursuant to this Agreement shall not exceed $___________.

     Seller agrees to remit any payment owed pursuant to this Letter Agreement to Purchaser 5 business days after the earlier of (i) the sale of all shares of Purchaser's Distribution Stock or (ii) the expiration of the Protection Period, and upon receipt of evidence reasonably satisfactory to it with respect to the satisfaction of the above conditions. The parties agree that a copy of the broker confirmation slip issued for such Subject Sale together with a written statement from Purchaser, containing the representation referred to in subparagraph 4 of the preceding paragraph of this Letter Agreement, shall constitute satisfaction in full of all conditions to Seller's obligations to receive payment in respect of such Subject Sale (provided that Seller retains its rights to claim such payment was not made in compliance with this Agreement). All amounts, payable hereunder, if not paid within 30 days (and otherwise due hereunder), shall bear interest from the date due at the Bank of America, NT&SA prime or reference rate in effect from time to time plus 2% per annum.

     This Letter Agreement and the rights and obligations (which shall be transferred together) of Purchaser hereunder are not transferable or assignable (including by operation

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of law) by Purchaser without the express written consent of Seller; provided, however, that (i) a transfer of rights under this Letter Agreement along with shares by Hernandez Partners to their partners, Roland A. Hernandez and Enrique Hernandez, Jr., and any transfer by will, intestate succession or to a revocable trust of which either such individual and his spouse are trustees or a transfer to a Permitted Transferee as defined in the Plan shall not require Seller's consent, and (ii) there shall be no prohibition against the transfer of the rights and obligations (which shall be transferred together) under this Letter Agreement to any other person or firm that is a party to a similar agreement entered into on the date hereof and the total monetary obligation of Seller under this Letter Agreement and all such other similar agreements shall be $1 million.

     Notices hereunder shall be given as contemplated by the Agreement.

     Any payments hereunder by Seller shall be treated as an adjustment to the purchase price of the Distribution Stock.

     The Seller hereby represents and warrants to Purchaser as follows:

     (a) This Letter Agreement has been duly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

     (b) Seller's execution, delivery, and performance of this Letter Agreement will not require any governmental, regulatory or third party consent and will not contravene or conflict with (i) any law, statute, rule or regulation, judgment or order, writ, injunction or decree which is binding upon Seller or any of its properties or assets, (ii) any provisions of the organizational documents of Seller, or (iii) any agreement or undertaking to which Seller is a party or by which it or its assets is otherwise bound except for consents, contravention or conflicts which would not have a material adverse effect on the ability of Seller to discharge its obligations hereunder.

     In the event Purchaser or Seller is required to take any action to enforce its rights under this Letter Agreement, including the assertion of rights in any litigation between the parties, the parties agree that the party who prevails in such action or litigation (determined

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by a court, if necessary) shall have all reasonable fees, costs and expenses
(including, without limitation, fees and expenses of attorneys, accountants and experts) incurred by the prevailing party in enforcing such rights paid by the other party hereto.

     This Agreement shall be governed by and construed in accordance with the internal laws (and not the choice of law principles) of the State of New York. This Agreement may not be amended or waived other than by an agreement in writing signed by the party against which such waiver or amendment is to be enforced.


     IN WITNESS WHEREOF, the parties hereto have executed this letter agreement on the date first above written.



                                            By:  ______________________________

                                            Title:


                                       TLMD PARTNERS II, L.L.C.

                                            By:  AIF II, L.P., its Manager

                                                 By:  Apollo Advisors, L.P.,
                                                      its Managing General
                                                      Partner

                                                      By:  Apollo Capital
                                                           Management,
                                                           Inc., its
                                                           General Partner


                                                 By:________________________
                                                    Name:
                                                    Title:

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     The undersigned acting as principal obligor, agrees to pay, perform and discharge all of Seller's obligations to make cash payments under this Letter Agreement up to a maximum aggregate amount of $_________.


                                       AIF II, L.P.
                                       By:  Apollo Advisors, L.P.
                                            its Managing General Partner

                                            By:  Apollo Capital Management,
                                                 Inc.

                                            By:_____________________________
                                               Name:
                                               Title:

     The undersigned acting as principal obligor, agrees to pay, perform and discharge all of Seller's obligations to make cash payments under this Letter Agreement up to a maximum aggregate amount of $_________.


                                       ARTEMIS AMERICA III, L.L.C.


                                       By:  Lion Advisors, L.P.,
                                            as Attorney-in-Fact

                                            By:  Lion Capital
                                                 Management, Inc.,
                                                 its General Partner

                                                 By:________________________
                                                    Name:
                                                    Title:

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